Exhibit 10.12

Termination Agreement

This agreement was signed by the following parties in Pudong New District, Shanghai, China, on May 1st, 2019:

Party A: The9 Computer Technology Consulting (Shanghai) Co., Ltd. (hereinafter referred to as the "Party A")

Party B: Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. (hereinafter referred to as the “Party B”)

Party C: Wei Ji, ID number: *

Zhimin Lin, ID number: * (together with Wei Ji are referred as the "Borrowers")

Party D: Shanghai The9 Information Technology Co., Ltd. (hereinafter referred to as the “Company")

In this agreement, Party A, Party B, Party C and Party D are collectively referred to as the “Parties”.

PREAMBLE

  WHEREAS:

1.	Party A has entered into a “Loan Agreement” (hereinafter referred to as the “Loan Agreement”) with the Borrowers. According to that agreement, Party A had provided the Borrowers with a loan amounting to RMB23,000,000 (twenty-three million).

2.	Party A and the Borrowers have entered into an Exclusive Call Option Agreement (hereinafter referred to as the “Call Option Agreement”), under which the Borrowers shall, subject to the conditions permitted by Chinese law, upon the request of Party A, transfer all or part of their equity shares held in the Company to Party A and/or any other entity or individual designated by it.

3.	Party A has entered into a “Shareholder Voting Proxy Agreement” (hereinafter referred to as “Proxy Agreement”) with the Borrowers and the Company. According to that agreement, the Borrowers irrevocably entrust Party A to act on behalf of the Borrowers to exercise their voting rights in respect to all shares held in the Company.

4.	Party A and the Borrowers, each respectively, signed the “Equity Pledge Agreement” (hereinafter referred to as the “Pledge Agreement”) regarding the Company, according to which the Borrowers pledged 100% of their respective shares held in the Company to Party A as a guarantee for fulfilling contractual obligations under the Loan Agreement, the Call Option Agreement and the Proxy Agreement, and granted Party A with the first priority pledge right.

The Parties hereby agree to terminate the Loan Agreement, the Call Option Agreement, the Proxy Agreement and the Pledge Agreement (hereinafter collectively referred to as the “Original Agreements”).

Therefore, based on the mutual agreement, representations, guarantees and consents contained in this Agreement, the Parties agree as follows:

1.	The Parties hereby irrevocably agree and confirm that the Original Agreements will be terminated from the date of signing of this agreement and will no longer be legally binding on the Parties. From the date of signing this Agreement, the Parties no longer enjoy rights under the Original Agreement and no longer need to fulfill obligations under the Original Agreement. The Parties further confirm that Parties shall not file any claims for past and future losses resulting from the termination of the Original Agreement, and all previous obligations shall be deemed to have been fully performed by the Parties. All previous transactions under the Original Agreements such as the amount of loan transferred shall be deemed as effected under newly signed agreements with Party B and the Borrowers or treated in the agreed accounting method by the Parties out of tax or other considerations”.

2.	Party B and the Borrowers agree to enter into new “Equity Pledge Agreement”, “Loan Agreement”, “Exclusive Call Option Agreement” and “Shareholder Voting Proxy Agreement” and pledge 100% of shares held by the Borrowers in the Company to Party B as a guarantee of the Borrowers to perform contractual obligations under newly signed "Loan Agreement", "Exclusive Call Option Agreement" and "Shareholder Voting Proxy Agreement".

3.	Each Party hereby severally makes the following representations and warranties to the other Parties: signing and performance of all obligations and transactions under this agreement have or will be fully authorized; such party has full civil capacity and civil rights to sign this agreement and fulfill its obligations under this agreement. This agreement is legally binding on the party once it is signed. The signing and performance of this agreement do not violate or conflict with any of the terms of the Company's articles of association or other organizational documents; Party has obtained all third-party consents or authorizations, government approvals, permits or made filing (if necessary) to conduct transactions under this agreement. Any material agreement or contract between the party and any other entity will not be terminated as a result of signing or performance of this agreement and will not be materially affected by this agreement.

4.	Any dispute arising under this agreement and related to this agreement shall be settled through negotiation between the Parties. If the Parties are unable to reach an agreement within thirty (30) days after dispute arises, dispute shall be submitted to Shanghai International Arbitration Center according to its rules, arbitration proceeding shall be conducted in Shanghai. The result of the arbitration is final and binding on all Parties.

5.	Each provision contained herein shall be severable and independent from other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

6.	This agreement shall become effective upon signature and stamp by the Parties.

7.	This agreement is made in Chinese language, in six (6) copies, each of which has the same legal effect. Each version is considered to be the original and each version constitutes the same document.

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It is hereby acknowledged that the Parties to this agreement have signed this agreement for their respective benefit on the date set out on the first page of this Agreement.

Party A: The9 Computer Technology Consulting (Shanghai) Co., Ltd. (seal)

sign:	/s/ Authorized Signatory

Party B: Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. (seal)

sign:	/s/ Authorized Signatory

Party C:

Wei Ji

sign:	/s/ Wei Ji

Zhimin Lin

sign:	/s/ Zhimin Lin

Party D: Shanghai The9 Information Technology Co., Ltd. (seal)

sign:	/s/ Authorized Signatory